AMENDMENT TO CUSTODIAN AGREEMENT


This Amendment to the Custodian Agreement is dated as of April 23, 2006 by and between U.S. Global Investors Funds, a Massachusetts business trust, on behalf of each of the portfolios listed on Appendix C to the Custodian Agreement (the "Fund") and attached hereto and Brown Brothers Harriman & Co., a limited partnership organized under the laws of the State of New York ("BBH") (the Fund and BBH collectively known as the "Parties").

Whereas pursuant to a Custodian Agreement dated as of November 1, 1997, by and between the Fund and BBH, as amended to date (the "Agreement") the latter has been appointed (i) custodian, (ii) administrator, and (iii) fund accounting agent;

Whereas the Parties have agreed to make certain modifications to the Agreement in order to update and amend the administrative services to be provided by BBH;

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree to amend the Agreement as follows:


I.   Amendment to the Agreement

1.   The Agreement is hereby amended by deleting the second paragraph of Section
     8.5 in its entirety and substituting therefor with the following:

          "In computing the net asset value, the Custodian may rely upon any information furnished by Proper Instructions, including without limitation any information (1) as to accrual of liabilities of the Fund and as to liabilities of the Fund not appearing on the books of account kept by the Custodian, (2) as to the existence, status and proper treatment of reserves, if any, authorized by the Fund, (3) as to the sources of quotations which BBH was authorized to rely upon in computing the net asset value, including those listed in Appendix B, (4) as to the fair value to be assigned to any securities or other property for which price quotations are not readily available, and (5) as to the sources of information with respect to "corporate actions" affecting portfolio securities of the Fund, which sources BBH in its reasonable judgment shall have deemed appropriate for such information. (Information as to "corporate actions" shall include information as to dividends, distributions, stock splits, stock dividends, rights offerings, conversions, exchanges, recapitalizations, mergers, redemptions, calls, maturity dates and similar transactions, including the ex- and record dates and the amounts or other terms thereof.) The Fund may instruct the Custodian to utilize a particular source for the valuation of a specific Security or other Property and the Custodian shall be protected in utilizing the valuation provided by such source without further inquiry (save for its usual and customary automated review of price disparities) in order to effect calculation of the Fund's net asset value. Notwithstanding anything in this Agreement to the contrary, provided the Custodian shall perform its duties under Sections 8.6(3) and 8.6(6) with reasonable care and diligence, the Custodian shall not be responsible for the failure of the Fund or the Investment Adviser to provide the Custodian with Proper Instructions regarding liabilities which ought to be included in the calculation of the Fund's net asset value."

2. The Agreement is hereby amended by deleting Section 8.6 in its entirety and substituting therefore with the following:

     "8.6 Appointment as Administrator.

     The Custodian is hereby appointed administrator of the Funds with responsibility for performing the services set forth in this Section 8.6, subject to the supervision and direction of the Trustees of the Funds, and subject to any changes or modifications to such services that the Funds and Custodian shall from time to time agree in writing. In performing its duties and obligations hereunder, the Custodian shall act in accordance with the Funds' Declaration of Trust, By-laws (or comparable documents) and Prospectus and Statement of Additional Information and with the Proper Instructions of its Trustees, Treasurer and any other person reasonably believed by the Custodian to be authorized to act on behalf of the Funds. It is agreed and understood, however, that the Custodian shall not be responsible for compliance of any Fund's investments with any applicable documents, laws or regulations, or for losses, costs or expenses arising out of such Fund's failure to comply with said documents, laws, regulations, or for losses, costs, or expenses arising out of the Fund's failure or inability to correct any non-compliance therewith and shall be protected in acting on any direction from the Funds' Investment Advisor, Trustees, Treasurer and any other person reasonably believe by the Custodian to be authorized to act on behalf of the Funds.

     (1) Shareholder Reports. The Custodian shall accumulate information for and prepare one annual and one semi-annual shareholder report for the Funds per fiscal year, such preparation includes but is not limited to, the coordination of all printer and author edits, the review of printer drafts and the coordination of the audit of the Funds by its independent public auditor (e.g. manage open items lists, host weekly audit meeting, etc.)

     (2) Regulatory Filings to the Securities and Exchange Commission. The Custodian shall accumulate information for and prepare one annual report and one semi-annual report on Form N-SAR, one first fiscal quarter report and one third fiscal quarter report on Form N-Q and one annual Rule 24f-2 Notice for the Funds, as requested by the Funds' Treasurer. Upon acceptance of these reports by each of the Funds, the Custodian shall edgarize and file such reports, including the edgarizing and filing of any applicable executed officer certifications. The Custodian shall also prepare a 13f report and shall submit said report to the Fund for review on a quarterly basis. For avoidance of doubt, the Custodian shall not be responsible for approving or filing 13f reports.

     (3) Treasurer Support Services. The Custodian shall provide the following support services to the Treasurer of the Funds:

          a. Expenses. The Custodian shall prepare all expense invoices for authorization by the Funds and shall process all such authorized expenses. The Custodian shall review all contractual expenses of the Funds submitted by the Investment Advisor prior to processing such expenses. The Custodian shall prepare and periodically review the expense accruals for all fixed vendor expenses of the Funds.

          b. Budgets. The Custodian shall prepare and provide an analysis of each Fund's budget at the end of each month, which shall include a review of each Fund's fixed expenses accruals and recommendations, if any, for budget adjustments.

          c. Monthly Expense Reports. The Custodian shall prepare and review Monthly Expense Reports, which shall consist of for each Fund,
               (i) a reconciliation of fund accounting monthly expenses to fund administration monthly expenses, (ii) a basis point summary sheet, (iii) a cash disbursements journal, (iv) an expense accrual analysis worksheet and (v) an average net assets worksheet.

          d. Quarterly Reporting. In the Funds' preparation of its quarterly reporting to its Board of Trustees, the Custodian shall prepare various quarterly reports, which shall consist of (i) a cost versus market value analysis for the applicable portfolios listed on Appendix C attached hereto, (ii) an expense ratio report,
               (iii) an exit fee calculation report and (iv) a portfolio turnover calculation report and shall provide the broker reports that are electronically downloaded from the Custodian's accounting system and have been requested by the Funds.

     (4) Compliance Support. The Custodian shall perform, in accordance with operating procedures as the Custodian and the Funds shall from time to time agree in writing, administrative compliance monitoring of the Funds with respect to the investment objectives, restrictions and policies set forth in (i) the Fund's current prospectus and statement of additional information provided by the Funds, or otherwise available to the Custodian,
     (ii) the 1940 Act and (iii) applicable IRS rules and regulations, using both manual compliance testing and an automatic compliance system currently utilized by the Custodian through an unaffiliated third party vendor. Any changes or modifications to the administrative compliance monitoring provided by the Custodian shall be agreed upon by the Funds and the Custodian in writing. In performing its compliance monitoring services, the Custodian shall use post net asset value compliance monitoring.

          a. The Custodian and the Funds agreed that each shall promptly notify the other of any possible non-compliance by the Funds of their investment restrictions and policies.

          b. The Custodian agrees that it shall provide the Investment Advisor with a compliance summary report for the Funds for each fiscal month end.

          c. The Funds agree that they shall remain fully responsible for ensuring compliance of the investments of the Funds with their investment restrictions and policies and that assistance provided by the Custodian in monitoring investment restrictions and policies shall not be deemed to be a delegation of responsibility to the Custodian. In addition, the Funds agree that the Custodian shall not be liable for the accuracy, completeness or use of any information or data generated by third party information sources in connection with such administrative compliance monitoring on any given date.

          d. The Funds acknowledge that the compliance monitoring of the investments of the Funds with respect to investment restrictions and policies is subject to parameters that may vary over time and that may be beyond the control or knowledge of the Custodian. Consequently, the results of the monitoring as notified by the Custodian to the Funds are to be considered merely as an indication of possible non-compliance with the investment restrictions and policies of the Funds rather than an affirmative statement as to non-compliance with the investment restrictions and policies. Moreover, the Custodian might not detect a breach and consequently may not notify the Funds thereof if information or data in its possession are inaccurate, incomplete or ambiguous. For avoidance of doubt, the Custodian shall exercise reasonable care in carrying out its compliance monitoring obligations hereunder.

     (5) Fidelity Bond Coverage. The Custodian shall report monthly to the Fund's Treasurer on compliance of the Fund's fidelity bond coverage with Rule 17g-1 of the 1940 Act. For avoidance of doubt, the Custodian shall not be responsible for approving or filing the fidelity bond.

     (6) Performance Information. The Custodian shall prepare the Funds' performance analysis reports (including yield and total return information) calculated in accordance with applicable country-regionplaceU.S. securities laws and in reporting portfolio holdings information to external databases as may reasonably be requested.

     (7) Tax Reporting. The Custodian shall assist the Funds' Treasurer in preparing and reporting all required information under the Federal, state and applicable local tax laws, which shall consist of preparing fiscal and excise tax distribution calculations, preparing and filing federal, state and any local income tax returns, including tax return extension requests, preparing shareholder year end reporting statements, providing the appropriate amounts and characterization of distributions declared during the calendar year for Forms 1099 reporting, periodically reviewing and determining the distributions to be paid to shareholders, consulting with the Funds' Treasurer regarding potential passive foreign investment companies, and consulting with the Funds' Treasurer on various tax issues as they arise and with the Funds' outside auditors, as appropriate.

     (8) Blue Sky Compliance. The Custodian shall select and monitor an independent service supplier to provide for reasonable and necessary monitoring of compliance with the securities regulations of the fifty states of the United States on such terms as the Funds may direct, or in the absence of such direction, as the Custodian shall reasonably deem appropriate, provided however, that such arrangement shall require that such service supplier act with reasonable care in the discharge of its duties. The Custodian shall deliver to the Funds, or cause to be delivered to the Funds, regular reports and notices with respect to blue sky compliance and shall be responsible to use reasonable efforts to enforce the terms of the agreement with the service supplier on the Funds' behalf. The Funds shall be responsible to provide copies of its prospectus and other relevant documents and information relating to the Funds as may be reasonably required for the performance of state securities law compliance.

     (9) Other Assistance. The Custodian shall consult with and assist the Funds' Treasurer, officers and Investment Advisor in such as other matters as the Funds and the Custodian shall from time to time agree in writing.

3. The Amendment is hereby amended by deleting Section 12 in its entirety and substituting therefor with the following:

     "12. Compensation. The Fund shall pay the Custodian such fee for custody, administrative and fund accounting services as set forth in that certain Fee Agreement between the Fund and the Custodian dated as of June 2005, as may be amended from time to time by the Custodian and the Fund. Such fee, together with all out-of-pocket expenses for which the Custodian is to be reimbursed, shall be billed to the Fund and be paid by cash or wire transfer to the Custodian."

4. The Agreement is amended by replacing the existing Appendix B with the attached Appendix B, which document shall list the sources of quotations approved by the Parties to be used in computing the net asset value.

5. The Agreement is further amended by replacing the existing Appendix C with the attached Appendix C, which document shall list the funds served under the Agreement.


II. Miscellaneous

1. As amended and appended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2. Terms not otherwise defined herein shall have the definitions set forth in the Agreement.

3. By signing below where indicated, the Fund hereby ratifies and affirms each of the representations and warranties set forth in the Agreement and confirms that each representation and warranty remains true and correct as of the date hereof.

4. This Amendment, the Agreement and the other agreements, documents and certificates referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior or current understandings and agreements, whether written or oral.

5. Upon receipt by BBH of a fully executed copy of this Amendment, this Amendment shall be deemed to be executed as an instrument under seal and governed by such laws as provided in Section 14.6 of the Agreement. This Amendment may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.


U.S. GLOBAL INVESTORS FUNDS             BROWN BROTHERS HARRIMAN & CO.
AS THE FUND                             AS SERVICE PROVIDER


By:/s/ Susan B. McGee                   By:/s/ James R. Kent
---------------------------             -----------------------------
Name:  Susan B. McGee                   Name:  James R. Kent
Title: Executive Vice President         Title: Managing Director

                                   APPENDIX B

                           DATED AS OF MARCH 23, 2006

                                       TO

                               CUSTODIAN AGREEMENT
                                 WITH RESPECT TO
               ADMINISTRATIVE AND FUND ACCOUNTING AGENCY SERVICES


          THE FOLLOWING AUTHORIZED SOURCES ARE TO BE USED FOR PRICING:


                               AUTHORIZED SOURCES
                               -------------------
                                    BLOOMBERG
                              Fund Managers/Advisor
                          INTERACTIVE DATA CORPORATION
                                REPUTABLE BROKERS
                                     REUTERS
                               SUBCUSTODIAN BANKS
                                    TELEKURS
                               REPUTABLE FINANCIAL
                                  PUBLICATIONS
                                 STOCK EXCHANGES
                                     JJ KENNY
                                 FRI CORPORATION
                                     BRIDGE

                           FOREIGN EXCHANGE QUOTATIONS
                           ---------------------------
                     PRICES ARE RETRIEVED DAILY @ 12 PM EST


                               AUTHORIZED SOURCE:
                               ------------------
                                     REUTERS





APPROVED: /s/ Susan B. McGee   5/25/06
          ----------------------------
          Susan B. McGee        DATE

                                   APPENDIX C

                           DATED AS OF MARCH 23, 2006

                                      TO

                               CUSTODIAN AGREEMENT
                                 WITH RESPECT TO
               ADMINISTRATIVE AND FUND ACCOUNTING AGENCY SERVICES




The following is a list of Investment Companies for which BBH shall perform services under a Custodian Agreement dated as of November 1, 1997, as amended.


U.S. Global Investors Funds, a Massachusetts Business Trust on behalf of each of the following series:

U.S. Treasury Securities Cash Fund
U.S. Government Securities Savings Fund
Near-Term Tax Free Fund
Tax Free Fund
All American Equity Fund
China Region Opportunity Fund
Global Resources Fund
World Precious Minerals Fund
Gold Shares Fund